UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT #2

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2007

                                   XsunX, Inc.
             (Exact name of registrant as specified in its charter)



   Colorado                          000-29621                84-1384159
  -----------                        ---------                ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


                  65 Enterprise, Aliso Viejo, California 92656
                  --------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01    Entry into a Material Definitive Agreement.

On November 1, 2007, XsunX signed a $21 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"). Upon signing the agreement, XsunX received $1,000,000 from Fusion Capital as an initial purchase under the $21 million commitment in exchange for 3,333,332 shares of our common stock. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission ("SEC") covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction we have the right over a 25-month period to sell our shares of common stock to Fusion Capital, from time to time, in amounts up to $1 million per sale, depending on certain conditions as set forth in the agreement, up to the full aggregate commitment of $21 million.

The purchase price of the shares related to the $20 million balance of future funding will be based on the prevailing market prices of the Company's shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sale of shares to Fusion Capital. There are no upper limits to the price Fusion Capital may pay to purchase our common stock. However, Fusion Capital shall not be obligated to purchase any shares of our common stock on any business day that the price of our common stock is below $0.20. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.

In consideration for entering into the $21 million agreement we agreed to issue to Fusion Capital 3,500,000 shares of our common stock as financing commitment shares which Fusion Capital has agreed to hold for the term of the common stock purchase agreement. Additionally, under the stock purchase agreement we granted Fusion Capital common stock purchase warrants to purchase 1,666,666 shares of our common stock at $0.50, and 1,666,666 shares of our common stock at $0.75. The shares underlying the warrant grants do not carry mandatory registration requirements under the terms of the common stock purchase agreement and registration rights agreement.

The proceeds received by the Company under the common stock purchase agreement are expected to be used to build an initial base production system delivering full size commercial quality solar modules, and initiate the manufacture of the first of four (4) planned 25 megawatt systems under the Company's planned 100 megawatt thin film solar module production facility. Proceeds may also be used to lease and prepare manufacturing facilities with the necessary support systems for the manufacturing line, inventory, staff, and general working capital.

The  foregoing   description  of  the  common  stock  purchase  agreement,   the
registration rights agreement, and the common stock purchase warrants are qualified in their entirety by reference to the full text of the common stock purchase agreement, the registration rights agreement, and the common stock purchase warrants, a copy of each of which is attached hereto as Exhibit 10.1,
10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.


        10.1 Common Stock Purchase Agreement, dated as of November 1, 2007, by and between the Company and Fusion Capital Fund II, LLC.

        10.2 Registration Rights Agreement, dated as of November 1, 2007, by and between the Company and Fusion Capital Fund II, LLC.

        10.3   Form of Warrant, dated as of November 1, 2007



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              XSUNX, INC.


November 2, 2007                              By: /s/ Tom Djokovich
                                                  ------------------------------
                                                  Tom Djokovich, CEO